UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2006

Commission File Number 0-23903

eAUTOCLAIMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4583945
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 East Douglas Road, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

(813) 749-1020
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

        On July 24, 2006 Mr. Eric Seidel, CEO and President, elected to purchase 50,296 share of the Company’s stock by invoking a provision in his employment agreement which allows him the option of using a portion of his compensation to purchase Company stock. This provision allows Mr. Seidel to receive, at his election, up to one-half of his compensation in cash and one-half in the Company’s shares valued at 75% of the average closing price of the Company’s shares over the 30 days preceding the date the provision is invoked.

        Mr. Seidel elected to use one half of his July compensation to purchase Company Stock and was therefore issued, according to the terms of his agreement. The shares were issued as registered shares under the S8 Registration Statement filed by the Company on July 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2006	eAUTOCLAIMS, INC.
	By:	/s/ Eric Seidel

Print Name: Eric Seidel Title: CEO and President